Table of Contents

Exhibit 10.9

Hosted Services Agreement CONFIDENTIAL

AMENDMENT NO. 13 TO

NAVITAIRE HOSTED SERVICES AGREEMENT

This Amendment No. 13 to the NAVITAIRE Hosted Services Agreement (this "Amendment"), effective as of May 5, 2008, is entered into by and NAVITAIRE Inc., a Delaware corporation ("NAVITAIRE"), and GOL–Transportes Aereos S/A, a Brazilian corporation ("Customer"). Initially capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Agreement (as defined below).

A. NAVITAIRE and Customer are parties to that certain NAVITAIRE Hosted Services Agreement dated as of May 1, 2004 and amended by: (i) Amendment No. 1 dated as of January 1, 2005, (ii) Amendment No. 2 dated as of June 13, 2005, (iii) Amendment No. 3 dated as of October 1, 2005, (iv) Amendment No. 4 dated as of November 14, 2005, (v) Amendment No. 6 dated as of April 5, 2006, (vi) Amendment No. 7 dated as of June 1, 2006, (vii) Amendment No. 8 dated as of June 11, 2007 (viii) Amendment No. 9 dated as of August 20, 2007; (ix) Amendment No. 10 dated as of August 27, 2007; (x) Amendment No. 11 (pending); and (xi) Amendment No. 12 (pending) (the "Agreement"), pursuant to which NAVITAIRE performs Hosted Services for Customer.

B. Section 18.1 of the Agreement permits the parties to amend the terms and conditions of the Agreement provided such amendment is made in writing signed by the parties.

C. NAV1TAIRE and Customer desire to amend the terms of the Agreement as provided below.

Accordingly, and in consideration of the foregoing, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows:

1 Amendment to add Work Orders to the Agreement, as follows:

a) Recitals. The following is added to the Recitals of the Agreement.

• Navitaire, Inc., wholly owned by Accenture, is an airline technology services company, which provides various services such as hosted reservation and revenue management services to airline companies worldwide. Navitaire, Inc. will be the Service Provider for all NPS Services and Deliverables provided under this Agreement, if applicable.

b) Definitions. The following are added to Section 1, Definitions, of the Agreement.

• Deliverables mean Materials that are originated and prepared for Customer by the Service Provider (either independently or in concert with Customer or third parties) and delivered to Customer during the course of the NPS Services under this Agreement, within the scope of a Work Order, as described in the Work Order form included in Exhibit I of this Agreement. Deliverables shall include NAVITAIRE Property.

• Materials mean work product and other materials, including without limitation, reports, documents, templates, studies, software programs in both source code and object code, specifications, business methods, tools, methodologies, processes, techniques, solution construction aids, analytical frameworks, algorithms, know-how, processes, products, documentation, abstracts and summaries thereof.

• NPS means Navitaire Professional Services, a division of NAVITAIRE that specializes in providing custom solutions to NAVITAIRE customers.

• NPS Services means the services performed for Customer on a time and materials basis by the Service Provider within the scope of a Work Order, as described in the Work Order form included in Exhibit I of this Agreement.

Hosted Services Agreement CONFIDENTIAL

c) Entire Agreement and Amendments. Section 18.1, Entire Agreement and Amendments, of the Agreement is replaced in its entirety with the following:

18.1 Entire Agreement, Amendments, and Work Orders. This Agreement and its Exhibits constitute the entire agreement between NAVITAIRE and Customer, and supersede any prior or contemporaneous communications, representations, or agreements between the parties, whether oral or written, regarding the subject matter of this Agreement. The terms and conditions of this Agreement may not be changed except by an amendment signed by an authorized representative of each party. Additional time and materials work to be performed under the commercial terms of this Agreement may be outlined in a Work Order, in a form similar to the example attached as Exhibit I, signed by an authorized representative of Customer and Service Provider.

d) Exhibit I. Exhibit I, Work Order Terms and Form, is added to the Agreement, as shown as Attachment 1 to this Amendment.

2 No Other Changes. Except as specifically amended by this Amendment, all other provisions of the Agreement remain in full force and effect. This Amendment shall not constitute or operate as a waiver of, or estoppel with respect to, any provision of the Agreement by any party hereto.

3 Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement.

4 Successors and Assigns. This Amendment shall inure to the benefit of and be binding upon NAVITAIRE and the Customer and their respective successors, heirs, and assigns.

5 Conflict of Provisions. In the event that there exists a conflict between any term, condition, or provision contained within this Amendment, and in any term, condition, or provision contained within the Agreement, the term, condition, or provision contained within this Amendment shall control.

Hosted Services Agreement CONFIDENTIAL

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date set forth below:

NAVITAIRE INC

By: /s/ John Dabkowski
Its: Managing Director

Date: December 9, 2008

CUSTOMER

By: /s/ Wilson Maciel Ramos
Its: Vice President

By: /s/ Tarcisio Gargioni
Its: Vice President

Airline:
Date: July 30, 2008

Witness Name: /s/ Priscila Fernandes Gonçalves
Name: Priscila Fernandes Gonçalves
RG. 37.140.661-4
CPF. 369.441.978-04

Witness ID:

Witness Name:

Witness ID:

ATTACHMENT 1

EXHIBIT I

WORK ORDER TERMS AND FORM

The purpose of this Exhibit I is to define additional Terms exclusively applicable to NPS Services and Deliverables and provide the Work Order form under which such NPS Services and Deliverables will be provided.

1 Additional Terms

1.1 Customer's Operation and Use of Deliverables. Customer is responsible for its operation and use of the Deliverables and for ensuring that the Deliverables meet Customer's requirements.

1.2 Limited Warranties and Remedies

1.2.1 Notwithstanding anything contained in this Agreement, the following sections will apply to the NPS Services and Deliverables, in lieu of Section 10.2 of the Agreement.

1.2.2 NAVITAIRE warrants that its NPS Services will be performed in a good and workmanlike manner. NAVITAIRE agrees to re-perform any NPS Services not in compliance with this warranty brought to its attention in writing within [CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT] after those NPS Services are performed. Additionally, NAVITAIRE warrants that its Deliverables which are original content shall materially conform to their relevant specifications, for a period of [CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT] from delivery to Customer. NAVITAIRE agrees to correct any such Deliverable not in compliance with this warranty brought to its attention in writing within [CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT] after delivery of such Deliverable to Customer. THIS SECTION IS NAVITAIRE'S ONLY EXPRESS WARRANTY CONCERNING THE NPS SERVICES, ANY DELIVERABLES AND ANY WORK PRODUCT, AND IS MADE EXPRESSLY IN LIEU OF ALL OTHER WARRANTIES, CONDITIONS AND REPRESENTATIONS, EXPRESS OR IMPLIED, INCLUDING ANY IMPLIED WARRANTIES OF FITNESS FOR A PARTICULAR PURPOSE, MERCHANTABILITY, INFORMATIONAL CONTENT, SYSTEMS INTEGRATION, NON-INFRINGEMENT, INTERFERENCE WITH ENJOYMENT OR OTHERWISE.

1.2.3 Exclusions. The NAVITAIRE warranties under Section 1.2.2 of this Exhibit do not apply to any noncompliance resulting from any: (a) Customer-Furnished Items; (b) use not in accordance with this Agreement or any applicable Work Order; (c) modification, damage, misuse or other action of Customer or any third party; (d) combination with any goods, services or other items provided by Customer or any third party to the extent that the noncompliance arises out of such combination with the Deliverables provided under this Work Order, or (e) any failure of Customer to comply with this Agreement or any applicable Work Order to the extent that the failure to comply by the Customer causes NAVITAIRE's noncompliance. Further, NAVITAIRE does not warrant that the Deliverables or any other items furnished by NAVITAIRE under this Agreement or any Work Order are free from bugs, errors, defects or deficiencies. NAVITAIRE warrants that the Deliverable, when delivered to the Customer, shall not knowingly contain any virus, Trojan horse or self-replicating code.

1.2.4 Changes in Third Party Products. The NAVITAIRE warranty obligations in regard to a Deliverable will apply only where the version, release or model of any

Third Party Product used in conjunction with such Deliverable is the same as that specified in the applicable Work Order.

1.2.5 Third Party Products. Except as otherwise agreed upon by the parties in writing (e.g., in the applicable Work Order), the warranties, obligations and liabilities of NAVITAIRE and the remedies of Customer with respect to Third Party Products or any other materials, tangible or intangible, provided by a third party in connection with this Agreement will be limited to whatever recourse may be available against the third party provider of such Third Party Products or materials and are subject to such additional restrictions and other limitations as may be set forth in the applicable Work Orders.

1.2.6 Customer-Furnished Items. NAVITAIRE MAKES NO WARRANTY WHATSOEVER, EXPRESS OR IMPLIED, WITH RESPECT TO ANY CUSTOMER-FURNISHED ITEMS.

1.2.7 Remedy. Customer's sole and exclusive remedy for any claim arising out of the NPS Services and Deliverables shall be for NAVITAIRE, upon receipt of written notice, to use commercially reasonable efforts to re-perform the NPS Services or correct the Deliverables as stated above, or failing that, NAVITAIRE will return the fees paid to NAVITAIRE for the portion of the work related to the breach.

1.3 License.

1.3.1 Notwithstanding anything contained in this Agreement, the following section will apply to the NPS Services and Deliverables, in lieu of Section 7.1 of the Agreement.

1.3.2 After acceptance of a Deliverable by the Customer, and pending final payment, NAVITAIRE hereby grants to Customer a revocable, nontransferable, non-exclusive unpaid right and license to use, copy, modify and prepare derivative works of such Deliverable for purposes of Customer's internal business only. Upon final payment, NAVITAIRE shall grant to Customer a perpetual, nontransferable, non-exclusive, paid-up right and license to use, copy, modify and prepare derivative works of the Deliverables, for purposes of Customer's internal business only. All licenses granted will be subject to any restrictions applicable to any third party materials embodied in the Deliverables. To the extent any Deliverable contains NAVITAIRE Confidential Information, it shall be subject to Section 9 of the Agreement. All other intellectual property rights in the Deliverables shall consist of NAVITAIRE Property, as defined in Section 7.2 of the Agreement.

1.3.3 The License does not include the right to, and Customer will not directly or indirectly: (a) grant any sublicense or other rights to any Deliverables; (b) authorize any other party to grant any sublicense with respect to any Deliverables; (c) reverse engineer, disassemble or decompile any of the Deliverables or attempt to discover or recreate the source code to any Deliverables; or (d) remove, obscure, or alter any notice of copyright, trademark, trade secret, or other proprietary right related to the Deliverables.

2 Form of Work Order

    [Customer]
WORK ORDER
 IPR ######
 PROJECT NAME: Project Name

NAVITAIRE TEAM: Navitaire Professional Services (NPS)
NAVITAIRE POINT OF CONTACT: [SAM, CAM, or IPM]

This Work Order is effective as of Month Day, 20XX and is entered pursuant to the _______________________ as amended, (the "Agreement") by and between ________ , a ________ corporation ("NAVITAIRE"), and __________ , a___________ corporation ("Customer"), dated as of Month Day, 20XX. Unless this Work Order is fully-executed by both parties: (a) the estimated dates of performance and total dollar amount will expire forty-five (45) days after the effective date shown above; and (b) the work outlined herein will not commence.

Navitaire Inc., wholly owned by Accenture, is the Service Provider for all NPS Services and Deliverables provided under this Work Order.

1. Scope of Work: The following will be provided to Customer (on and/or off-site):

• Plan
• Analyze
• Design
• Build
• Test
     • Assist Customer in resolving issues identified during QA and/or user acceptance testing results.
• Deploy
• Manage Project
     • A delivery manager will monitor project status on a weekly basis for the duration of the project.
     • A portfolio manager will monitor resource utilization, expenses, and billing statistics for the duration of the project.
     • Depending on the scope and duration of the project, status information may occasionally be documented and distributed to interested parties.

Out of Scope: Customer is responsible for the following:

     • Performing project management duties as required by Customer's business needs.
     • Creating and executing QA test cases and performing user acceptance testing on the solution.

2. Assumptions: The following assumptions are made:
     • Customer shall perform those tasks and fulfill those responsibilities specified in this Work Order ("Customer Responsibilities") so that Service Provider can perform NPS Services and provide Deliverables. Customer understands that Service Providers performance is dependent on Customer's timely and effective performance of Customer Responsibilities under this Work Order and timely decisions and approvals by Customer.

     • Service Provider shall be entitled to rely on all decisions and approvals of the Customer in connection with the NPS Services or Deliverables.

3. NPS Services and Deliverables: The following NPS Services and/or Deliverables will be provided to Customer:

4. Payment: Customer agrees to pay NAVITAIRE for the total actual work performed under this Work Order and for NAVITAIRE's expenses outlined in Section 6 below. The actual billable costs for this Work Order will be invoiced to Customer on a monthly basis, subject to the payment terms specified in the Agreement.

5. Estimated Dates of Performance: [Project Duration - Month Day, Year - Month Day, Year]

The total effort estimated for this project by component:

Project Component	Hours	% of Total
Plan		0%
Analyze	0	0%
Design	0	0%
Build	0	0%
Test	0	0%
Deploy	0	0%
Manage Project	0	0%
ESTIMATED TOTAL	0	100%

A team of [Team Size (#)] resource(s) will begin this engagement on [Month Day, Year] for [Duration in Weeks (#)] weeks. The date(s) listed are provided as an estimate only. Work may progress up to two (2) weeks beyond the estimated completion date without any further action required by either party. Work necessary beyond this date will require creation of a new Incident Problem Request (IPR) and Work Order.

6. Estimated Total Dollar Amount: $x,xxx USD:

Expense Component	Cost
Resources	$0
Travel and other related expenses	$0
ESTIMATED TOTAL	$0

This is a time and materials based Work Order. The hours and dollar amounts represent a good faith estimate based on information provided by Customer to the Service Provider. As such, the actual hours required to complete the NPS Services and Deliverables and/or the actual Travel and other related expenses may be more or less than the total estimated above.

7. Planned Hosting Solution

• Customer Hosted
• NAVITAIRE Hosted
• N/A or covered in existing Hosted Reservation Services Agreement

If the proposed solution is to be hosted by NAVITAIRE and is not already included within the scope of the Agreement, an Amendment for the hosting services will be required.

IN WITNESS WHEREOF, the parties hereto have executed this work Order as of the date set forth below.

Signed for and on behalf of	Signed for and on behalf of

CUSTOMER	SERVICE PROVIDER

By: /s/ Wilson Maciel Ramos	By:
Name: Wilson Maciel Ramos	Name:
Title Vice President	Title

By: /s/ Tarcisio Gargioni
Name:Tarcisio Gargioni
Title Vice President

Company:	Company:
Date:	Date:
Witness Name:	Witness Name:
Witness ID:	Witness ID:
Witness Name:	Witness Name:
Witness ID:	Witness ID:

* Please indicate your agreement by signing and sending to:

NAVITAIRE, Inc
Attn: Gordon Evans
FAX Number : +1 (801) 947-7801

A fully-executed copy will be returned for your records.